EXHIBIT 99.3
Callon Petroleum Company Announces Fourth Quarter And Full Year 2012 Earnings Conference Call
2/22/2013
Natchez, MS (February 22, 2013) - Callon Petroleum Company (NYSE: CPE) today announced that it will host a conference call on Friday, March 15, 2013, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss fourth quarter and full year 2012 financial and operating results. Management will also provide an operational update and discuss its outlook for 2013 during the call. The Company plans to issue fourth quarter and full year 2012 results after market close on Thursday, March 14, 2013.
Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Friday, March 15, 2013, at 10:00 a.m. Central Time (11:00 a.m. Easter Time)

Webcast:	Live webcast will be available at www.callon.com in the "Investors" section of the website

Alternatively, you may join by telephone:

Call-in Number:	1-877-317-6789 (Toll-free)

An archive of the conference call webcast will also be available at www.callon.com in the "Investors" section of the website.

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.

This news release is posted on the company`s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the "News Releases" link on the top of the homepage.